Exhibit 10.4

FORMATION AND STRUCTURING AGREEMENT

THIS FORMATION AND STRUCTURING AGREEMENT (the “Agreement”) is made as of October 25, 2005, by and among Morgans Group LLC, a Delaware limited liability company (“Morgans Group LLC”), Morgans Hotel Group LLC, a Delaware limited liability company (“Morgans Hotel Group LLC”), NorthStar Hospitality LLC, a Delaware limited liability company (“NorthStar Hospitality”), NorthStar Partnership, L.P., a Delaware limited partnership (“NorthStar LP” and, together with NorthStar Hospitality, “NorthStar”), RSA Associates, L.P., a Delaware limited partnership (“RSA Associates”), Michael Overington (“Overington”), and Anda Andrei (“Andrei”) (Morgans Hotel Group LLC, NorthStar, RSA Associates, Overington and Andrei, each, an “Interested Party” and collectively, the “Interested Parties”).

WHEREAS, Morgans Hotel Group LLC has formed Morgans Group LLC and Morgans Hotel Group Co., a Delaware corporation (“MHG Co.”), to be the sole managing member of Morgans Group LLC;

WHEREAS, in connection with the initial public offering (the “IPO”) of the common stock, par value $.01 per share (the “Common Stock”), of MHG Co. pursuant to a registration statement to be filed on Form S-1 with the Securities and Exchange Commission, the parties hereto desire to effect certain formation and structuring transactions outlined in Exhibit A hereto (the “Formation and Structuring Transactions”) under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Morgans Group LLC and the Interested Parties agree as follows:

ARTICLE I.

FORMATION AND STRUCTURING TRANSACTIONS

1.1                                 Consent and Waiver. Subject to the terms and conditions of this Agreement, Morgans Group LLC and each of the Interested Parties hereby (i) consent to each of the Formation and Structuring Transactions, (ii) waive any restrictions set forth under any agreement to which it is party and rights that it may have to object to any of the Formation and Structuring Transactions, and (iii) agree to take all actions reasonably necessary or advisable to consummate the Formation and Structuring Transactions.

1.2                                 Unit Transactions. Subject to the terms and conditions of this Agreement, Morgans Group LLC and each of the Interested Parties hereby agree to perform the following transactions (the “Unit Transactions”) with respect to the issuance, distribution or exchange of membership units of Morgans Group LLC (“Morgans Group LLC Units”) as an integral part of the Formation and Structuring Transactions:

(a)                                  Contribution Transactions.

(i)                                     Interests Owned By Morgans Hotel Group LLC.  Morgans Hotel Group LLC is the owner of, among its ownership interests, the following interests (collectively, together with the assets and liabilities and rights and obligations related to such ownership interests, the “Contributed Interests”):

•                  100% of the membership interests in MMRDH Parent Holding Company LLC, a Delaware limited liability company;

•                  100% of the membership interests in Hudson Managing Member LLC, a Delaware limited liability company;

•                  100% of the membership interests in Shore Club Holdings LLC, a Delaware limited liability company;

•                  100% of the membership interests in Clift Holdings LLC, a Delaware limited liability company;

•                  100% of the membership interests in Royalton London LLC, a New York limited liability company;

•                  100% of the membership interests in Royalton Europe Holdings LLC, a Delaware limited liability company;

•                  100% of the membership interests (the “MHG Management Company Interests”) in Morgans Hotel Management Group LLC, a Delaware limited liability company (“MHG Management Company”);

•                  a 1% membership interest in 495 Geary LLC, a Delaware limited liability company;

•                  a 50% membership interest in SC London LLC, a Delaware limited liability company; and

•                  a 50% membership interest in SC Restaurant LLC, a Delaware limited liability company.

(ii)                                  As contemplated by Steps (3) and (5) of Exhibit A, Morgans Hotel Group LLC shall contribute, transfer, assign and convey to Morgans Group LLC the Contributed Interests, and Morgans Group LLC shall acquire and accept from Morgans Hotel Group LLC all right, title and interest of Morgans Hotel Group LLC in (a) the Contributed Interests other than the MHG Management Company Interests in connection with the initial formation of Morgans Group LLC, as contemplated by Step (3) of Exhibit A and (b) the MHG Management Company Interests in exchange for an aggregate number of Morgans Group LLC Units with a value (based on the initial public offering price of the Common Stock) equal to $20 million, as contemplated by Step (5) of Exhibit A, which Morgans Group

LLC Units are in each case exchangeable into Common Stock on a one-for-one basis;

(b)                                 Distribution Transactions.

(i)                                     As contemplated by Step (4) of Exhibit A, to the extent that Overington and Andrei are entitled to a distribution under the Participation Agreements, Morgans Hotel Group LLC shall distribute Morgans Group LLC Units to Overington and Andrei, to the extent of their entitlements;

(ii)                                  As contemplated by Step (4) of Exhibit A, Morgans Hotel Group LLC shall distribute all of its Morgans Group LLC Units to NorthStar Hospitality and RSA Associates, its members entitled to receive such a distribution, in accordance with their membership interests in Morgans Hotel Group LLC; and

(iii)                               As contemplated by Step (4) of Exhibit A, NorthStar Hospitality shall distribute all of the Morgans Group LLC Units that it receives in the distribution referred to in Section 1.2(b)(ii) to NorthStar LP, its sole member.

(c)                                  Exchange Transactions.  As contemplated by Step (7) of Exhibit A, NorthStar shall transfer all of its Morgans Group LLC Units to MHG Co. in exchange for an equal number of shares of Common Stock, RSA Associates shall transfer all of its Morgans Group LLC Units to MHG Co. in exchange for an equal number of shares of Common Stock, Overington shall transfer all of his Morgans Group LLC Units to MHG Co. in exchange for an equal number of shares of Common Stock, and Andrei shall transfer all of her Morgans Group LLC Units to MHG Co. in exchange for an equal number of shares of Common Stock.

1.3                                 Simultaneous Closing.  The Unit Transactions shall close simultaneously with the closing of the IPO (the “Closing”).

1.4                                 Further Acts.  Subject to Section 2.2 below, Morgans Group LLC and the Interested Parties shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the Formation and Structuring Transactions contemplated hereunder.

ARTICLE II.

CONDITIONS TO CLOSING

2.1                                 Conditions to Closing.  The obligations of each Interested Party and Morgans Group LLC hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing.  If for any reason any of the conditions set forth in this Section 2.1 are not satisfied or waived by each party entitled to the benefit of such conditions at or prior to the Closing, or if the Closing shall not have occurred by June 30, 2006, then each party hereto by written notice given to the other parties hereto shall have the right to elect to terminate this Agreement and each party shall be released from their obligations hereunder and shall have no further liability hereunder except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(a)                                  Representations and Warranties True and Correct. The representations and warranties of each other party hereto shall be true and correct in all material respects as of the date of the Closing;

(b)                                 Closing of Unit Transactions. The closing of each of the Unit Transactions applicable to each other party hereto shall occur simultaneously therewith and all obligations of each other party hereto shall have been performed or complied with in all material respects;

(c)                                  Closing of IPO. The IPO shall have been consummated simultaneously with the closing of the Unit Transactions therewith; and

(d)                                 Registration Rights. MHG Co. shall have executed and delivered a registration rights agreement with RSA Associates substantially in the form attached as Exhibit B hereto and MHG Co. shall have executed and delivered a registration rights agreement with NorthStar LP containing terms substantially similar to the registration rights agreement with RSA Associates, except that it will contemplate additional demand registration rights, additional ability to undertake shelf takedown and transfer rights (collectively, the “Registration Rights Agreements”).

2.2                                 Abandonment of IPO. If at any time that either NorthStar LP or Morgans Group LLC determines to abandon the IPO, NorthStar LP or Morgans Group LLC, as applicable, shall so advise each other party hereto in writing and thereupon each party shall be released from its obligations hereunder and shall have no further liability hereunder.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                                 Representations by Morgans Group LLC. Morgans Group LLC hereby represents and warrants to the Interested Parties as follows, as of the date of this Agreement and as of the date of Closing:

(a)                                  Organization and Power. Morgans Group LLC is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by Morgans Group LLC, and this Agreement constitutes the legal, valid and binding obligation of Morgans Group LLC, enforceable against Morgans Group LLC in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b)                                 Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against Morgans Group LLC in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality that could materially and adversely affect the business, financial position, or results of operations of Morgans Group LLC or the ability of Morgans Group LLC to perform its obligations hereunder.

(c)                                  Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by Morgans Group LLC shall be obtained as of Closing.

3.2                                 Representations by Interested Parties. Each Interested Party hereby severally and not jointly represents and warrants to Morgans Group LLC as follows, as of the date of this Agreement and as of the date of Closing:

(a)                                  Organization and Power. Such Interested Party (if not an individual) is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such Interested Party, and this Agreement constitutes the legal, valid and binding obligation of such Interested Party, enforceable against such Interested Party in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b)                                 Litigation. There is no action, suit, claim, or proceeding pending or, to the Interested Party’s knowledge, threatened against such Interested Party or such Interested Party’s interests in any court, before any arbitrator, or before or by any governmental body or other regulatory authority that would materially and adversely affect the ability of such Interested Party to perform its obligations hereunder or otherwise delay the consummation of any of the transactions contemplated hereby.  Such Interested Party is not subject to any judgment, decree, injunction, rule, or order of any court relating to such Interested Party’s participation in the transactions contemplated by this Agreement.

(c)                                  No Consents. No authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement on the part of such Interested Party other than as may be required under the provisions the following agreements, which shall be deemed to have been provided pursuant to Section 1.1 hereof: (i) Fifth Amended and Restated Limited Liability Company Agreement of Morgans Hotel Group LLC, (ii) Limited Liability Company Agreement of NorthStar Hospitality LLC, (iii) Agreement of Limited Partnership of NorthStar Partnership, L.P., and (iv) Amended and Restated Limited Partnership Agreement of RSA Associates, L.P.

(d)                                 Securities Law Matters.

(i)                                     In acquiring Morgans Group LLC Units and/or Common Stock, such Interested Party is not relying upon any representations made to it by Morgans Group LLC or MHG Co., or any of their officers, employees, or agents that are not contained herein. The Interested Party is aware of the risks involved in investing in Morgans Group LLC Units and/or

Common Stock.  Such Interested Party has had an opportunity to ask questions of, and to receive answers from Morgans Group LLC and MHG Co., or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment and the financial condition, affairs, and business of MHG Co., including MHG Co.’s intent to qualify as a real estate investment trust under federal income tax laws and the associated restrictions that will apply to holders of the Common Stock under federal tax laws and under MHG Co.’s charter and bylaws.  Such Interested Party confirms that all documents, records, and information pertaining to its investment in Morgans Group LLC Units and/or Common Stock that have been requested by it, have been made available or delivered to it prior to the date hereof.

(ii)                                  Such Interested Party understands that Morgans Group LLC Units and/or Common Stock issuable to such Interested Party hereunder has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and is instead being offered and sold in reliance on an exemption from such registration requirements. Morgans Group LLC Units and/or Common Stock issuable to such Interested Party are being acquired solely for the Interested Party’s own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and such Interested Party does not have any present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale.  Each of NorthStar LP, RSA Associates, Overington and Andrei understands that the certificates representing the Common Stock issuable to such Interested Party will contain appropriate legends reflecting the requirement that the Common Stock not be resold by such Interested Party without registration under such laws or the availability of an exemption from such registration.

(e)                                  Investment Decision. Such Interested Party is capable of making an informed investment decision based on its knowledge, sophistication and experience in financial and business matters together with the business and financial experience of those persons, if any, retained by it, and other relevant information it may have received with respect to the matters set forth in this Agreement.

(f)                                    Brokers. Such Interested Party has not engaged the services of any agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein.

3.3                                 Acknowledgement of RSA Associates.  RSA Associates acknowledges and agrees that nothing herein shall in any way supplement, waive or amend any of its rights and obligations under the Fifth Amended and Restated Limited Liability Company Agreement of Morgans Hotel Group LLC, including the agreements set forth in Section 6.10(c) with respect to an IPO Transaction, each of which shall remain in full force and effect notwithstanding this Agreement.

ARTICLE IV.

MISCELLANEOUS

4.1                                 Survival and Indemnity.  The representations and warranties contained herein shall survive the Closing.  Each Interested Party, severally and not jointly, agrees to indemnify, defend and hold harmless Morgans Group LLC and each other party hereto and Morgans Group LLC agrees to indemnify, defend and hold harmless each Interested Party from and against all costs, expenses, losses and damages (including, without limitation, reasonable attorney’s fees and expenses, but excluding consequential damages) incurred by Morgans Group LLC or such other party resulting from any misrepresentation or breach of warranty made by it.

4.2                                 Entire Agreement; Modifications and Waivers; Cumulative Remedies.  This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions.  No delay or omission in the exercise of any right or remedy accruing to Morgans Group LLC or an Interested Party upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.  The waiver by Morgans Group LLC or an Interested Party of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained.  All rights, powers, options, or remedies afforded to Morgans Group LLC or an Interested Party either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

4.3                                 Notices.  Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section.  Morgans Group LLC’s address for all purposes under this Agreement shall be as follows:

475 10th Avenue

New York, New York 10018

Fax No: (212) 277-4260

The address of each of the Interested Parties for all purposes under this Agreement shall be as follows:

Morgans Hotel Group LLC:

c/o NorthStar Partnership, L.P.

527 Madison Avenue, 16th Floor

New York, New York 10022

Fax No: (212) 319-4557

NorthStar Hospitality LLC

c/o NorthStar Partnership, L.P.

527 Madison Avenue, 16th Floor

New York, New York 10022

Fax No: (212) 319-4557

NorthStar Partnership, L.P.

527 Madison Avenue, 16th Floor

New York, New York 10022

Fax No: (212) 319-4557

RSA Associates, L.P.

c/o Ian Schrager Company

818 Greenwich Street

New York, New York 10014

Fax No: (212) 898-1162

Michael Overington

c/o Ian Schrager Company

818 Greenwich Street

New York, New York 10014

Fax No: (212) 898-1162

Anda Andrei

c/o Ian Schrager Company

818 Greenwich Street

New York, New York 10014

Fax No: (212) 898-1162

Any address or name specified above may be changed by a notice given by the addressee to the other parties.  Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt.  The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

4.4                                 Exhibits.  All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

4.5                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.6                                 Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.7                                 Successors and Assigns.  This Agreement may not be assigned by Morgans Group LLC or any Interested Party without the prior approval of Morgans Group LLC and each other Interested Party; provided, however, that Morgans Group LLC may assign its rights under this Agreement (but not its obligations) to a direct or indirect wholly-owned subsidiary of Morgans Group LLC without the prior approval of the Interested Parties.  This Agreement shall be binding upon, and inure to the benefit of, Morgans Group LLC, the Interested Parties, and their respective legal representatives, successors, and permitted assigns.

4.8                                 Headings.  Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

4.9                                 Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

4.10                           Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.  Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.

4.11                           Specific Performance.  Each party to this Agreement agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Each party to this Agreement agrees that each other party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of New York (as to which each party to this Agreement agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which such party may be entitled under this Agreement or otherwise at law or in equity.

4.12                           Time of the Essence.  Time is of the essence with respect to all obligations of each party under this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MORGANS GROUP LLC

By:	Morgans Hotel Group LLC,
its sole member

By:	/s/ W. Edward Scheetz
Name: W. Edward Scheetz
Title: Chief Executive Officer

MORGANS HOTEL GROUP LLC

By:	/s/ W. Edward Scheetz
Name: W. Edward Scheetz
Title: Chief Executive Officer

NORTHSTAR HOSPITALITY LLC

By:	/s/ Richard McCready
Name: Richard McCready Title: Authorized Person

NORTHSTAR PARTNERSHIP, L.P.

By:	NorthStar Capital Investment Corp., its general partner

By:	/s/ Richard McCready
Name: Richard McCready
Title: Chief Operating Officer

[FORMATION AND STRUCTURING AGREEMENT]

RSA ASSOCIATES, L.P.

By:	RSA GP Corp., its General Partner

By:	/s/ Ian Schrager
Name: Ian Schrager
Title: President

/s/ Michael Overington
Michael Overington

/s/ Anda Andrei
Anda Andrei

[FORMATION AND STRUCTURING AGREEMENT]

EXHIBIT A(1)

1.                                       Prior to the closing of the initial public offering of Common Stock, MHG Management Company will borrow funds from an unaffiliated lender (the “MHG Management Company Loan”).  Morgans Hotel Group LLC will guarantee payments under the MHG Management Company Loan on a pari passu basis with its other indebtedness.

2.                                       MHG Management Company will distribute the proceeds of the MHG Management Company Loan to Morgans Hotel Group LLC, which will use those amounts to repay existing indebtedness.

3.                                       Morgans Hotel Group LLC will form Morgans Group LLC and contribute to Morgans Group LLC the Contributed Interests other than the Management Company Interests for no consideration.  The limited liability company agreement of Morgans Group LLC will provide for:

•                                          a managing member interest that will be held by MHG Co., which will give MHG Co. the exclusive responsibility and power to manage the business and affairs of Morgans Group LLC;

•                                          conversion of membership interests into units (the “Morgans Group LLC Units”);

•                                          redemption/exchange for Common Stock of Morgans Group LLC Units held by non-managing members.

4.                                       After making any distributions of Morgans Group LLC Units to Overington and Andrei under the Participation Agreements (the “Participation Agreements”), dated as of December 15, 1999, by and between Morgans Hotel Group LLC and each of Overington and Andrei (to the extent that a distribution is required thereunder), Morgans Hotel Group LLC will distribute all of its Morgans Group LLC Units to NorthStar Hospitality and RSA Associates, its members entitled to receive such a distribution, in accordance with their membership interests in Morgans Hotel Group LLC.  NorthStar Hospitality will distribute all of the Morgans Group LLC Units that it receives in the foregoing distribution to NorthStar LP, its sole member.

5.                                       Morgans Hotel Group LLC will contribute the MHG Management Company Interests to Morgans Group LLC in return for a number of Morgans Group LLC Units equal to (i) $20 million divided by (ii) the initial public offering price of the Common Stock in the IPO.  Morgans Group LLC will assume Morgans Hotel Group LLC’s guarantee of the MHG Management Company Loan.

(1)                                  Except as otherwise indicated, each transaction shall be consummated contemporaneously on the closing date for the initial public offering of the Common Stock.

6.                                       In connection with the contribution above, Morgans Hotel Group LLC will provide a guarantee of certain indebtedness of Morgans Group LLC.  In addition, David T. Hamamoto, W. Edward Scheetz, Ian Schrager and other current and former direct or indirect partners in NorthStar LP may elect to agree to reimburse Morgans Hotel Group LLC for a portion of any amount that Morgans Hotel Group LLC is required to pay under its guarantee.

7.                                       NorthStar LP will transfer all of its Morgans Group LLC Units to MHG Co. in exchange for an equal number of shares of Common Stock.  RSA Associates will transfer all of its Morgans Group LLC Units to MHG Co. in exchange for an equal number of shares of Common Stock.  Overington will transfer all of his Morgans Group LLC Units, if any, to MHG Co. in exchange for an equal number of shares of Common Stock.  Andrei will transfer all of her Morgans Group LLC Units, if any, to MHG Co. in exchange for an equal number of shares of Common Stock.

8.                                       After completing the transactions described above, MHG Co. will complete the IPO.  MHG Co. will contribute the net proceeds (after deducting underwriters’ compensation) to Morgans Group LLC in exchange for Morgans Group LLC Units equal to the number of shares issued.